Exhibit 4.4

COMMON STOCK
SEE REVERSE FOR LEGEND
INCORPORATED UNDER THE LAWS OF
THE COMMONWEALTH OF PENNSYLVANIA
THIS CERTIFICATE IS TRANSFERRABLE IN NEW YORK, NY
AND PHILADELPHIA, PA
AMPCO-PITTSBURGH CORPORATION THIS CERTIFIES THAT SEE REVERSE FOR CERTAIN DEFINITIONS IS THE OWNER OF CUSIP 032037 10 3 FULL PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $1 EACH OF THE COMMON STOCK OF SECRETARY CHAIRMAN OF THE BOARD COUNTERSIGNED: BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 ARCH ST., STE. 1300, PHILADELPHIA, PA 19103 TRANSFER AGENT BY: AUTHORIZED SIGNATURE

AMPCO-PITTSBURGH CORPORATION
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/ OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF GIFT MIN ACT— Custodian.... .(Cust) (Minor) under Uniform Gifts to Minors Act (State)
TEN ENT —as tenants by the entireties JT TEN —as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.